November 25, 2005

Mr. K.C. Kane

Drilling Consultants Inc.

P.O. Box 5249

Spokane, Washington 99205

VIA FACSIMILE: (509) 684-3105

Re:  Option Agreement to acquire a 100% interest in La Blanca property, located in the municipality of Guazapares, Chihuahua, Mexico between Drilling Consultants Inc. (Kane) and Paramount Gold de Mexico S.A. (Paramount), a wholly-owned subsidiary of Paramount Gold Mining Corp., a U.S. publicly-traded company. La Blanca consists of 4 concessions totaling approximately 150 hectares.

Dear Mr. Kane;

I am pleased to present the following proposal regarding La Blanca.

Terms:

1)

PGDP agrees to bear the cost of maintaining the Concessions in good standing, regarding taxes due, all work assessment reports on the concessions, etc.

2)

PGDP will have no right to encumber the concessions in any way, until the full price, outlined above, has been paid.

3)

DCI agrees to provide PGDP an exclusive due diligence period that extends to January 20, 2005. DCI further agrees to provide PGDP access to the 4 mining concessions during the due diligence period in order that PGDP may conduct on-site testing.

4)

DCI agrees to make available to PGDP all data in its possession. Such data to include, but not be limited to, data that supports the drill-indicated block of approximately 6 million tonnes of ore that average 4.7 ounces per tonne silver and 0.013 ounces per tonne gold;

5)

DCI agrees to provide evidence of clear title satisfactory to PGDP on or before January 20, 2005.

6)

DCI will confirm that there is no royalty payable (NSR), to any party, on any of the 4 concessions detailed above.

Purchase Price Schedule:

The total purchase price for the Interests and assets outlined above will be U.S. $4,300,000.00 (Four million three hundred thousand dollars) paid for under the following terms and conditions;

(UPA) = Underlying Purchase Agreement

1)

$50,000.00 (Fifty thousand dollars) due on signing of this Agreement (the payment will be refundable if a satisfactory title search is not secured by Paramount from DCI by January 20, 2006)

2)

$150,000.00 (One hundred fifty thousand dollars) due on January 31, 2006 at the time of signing a definitive purchase and sale agreement.

3)

$125,000.00 (One hundred twenty five thousand dollars) due on April 30, 2006

4)

$180,000.00 (One hundred eighty thousand dollars) due on June 10, 2006 (UPA)

5)

$125,000.00 (One hundred twenty five thousand dollars) due on July 30, 2006

6)

$200,000.00 (Two hundred thousand dollars) due on October 30, 2006

7)

$180,000.00 (One hundred eighty thousand dollars) due on November 10, 2006 (UPA)

8)

$200,000.00 (Two hundred thousand dollars) due on January 30, 2007

9)

$210,000.00 (Two hundred ten thousand dollars) due on February 10, 2007 (UPA)

10)

$150,000.00 (One hundred fifty thousand dollars) due on April 30, 2007

All payments beyond January 20, 2007 will be Underlying Property Agreement (UPA) Payments and PGDP will assume the responsibilities of making these payments directly to the property owner.

11)

$210,000.00 (Two hundred ten thousand dollars) due on May 10, 2007

12)

$225,000.00 (Two hundred twenty five thousand dollars) due on September 10, 2007

13)

$225,000.00 (Two hundred twenty five thousand dollars) due on January 10, 2008

14)

$250,000.00 (Two hundred fifty thousand dollars) due on May 10, 2008

15)

$250,000.00 (Two hundred fifty thousand dollars) due on September 10, 2008

16)

$325,000.00 (Three hundred twenty five thousand dollars) due on January 10, 2009

17)

$325,000.00 (Three hundred twenty five thousand dollars) due on May 10, 2009

18)

$435,000.00 (Four hundred thirty five thousand dollars) due on September 10, 2009

19)

$435,000.00 (Four hundred thirty five thousand dollars) due on January 10, 2010

The payments shall be made by wire transfer no later than the date outlined above. All payments shall be applied towards the total purchase price, as outlined above.

At the completion of the due diligence period, PGDP will inform DCI of its intention to proceed or not with the Agreement. If it chooses not to proceed, PGDP will forfeit the US$50,000 deposit (as long as Term 5 as noted above has been satisfied). If PGDP elects to proceed, both parties agree to sign a definitive Purchase and Sale Agreement on or before January 31, 2006 to formally close this transaction.

Obligations of Kane:

1.

Upon the signing of this Agreement, Kane agrees to:

a)

Grant to Paramount an exclusive due diligence period to January 20, 2006;

b)

Make available to Paramount all data in its possession in order that Paramount may conduct its due diligence. Such data to include, but not be limited to, data that supports the drill-indicated block of approximately 6 million tonnes of ore that average 4.7 ounces per tonne silver and 0.013 ounces per tonne gold;

c)

Confirm that there is no royalty payable (NSR), to any party, on any of the 4 concessions that constitute La Blanca;

d)

Deliver a certified copy of title satisfactory to Paramount.

At the completion of the due diligence period, Paramount will inform Kane of its intention to proceed or not with the Agreement. If it chooses not to proceed, Paramount will forfeit the US$50,000 deposit (as long as a certified copy of title was delivered on time). If Paramount elects to proceed, both Paramount and Kane agree to sign a definitive agreement on or before January 31, 2006 to formally close this transaction.

Subject to any disclosure requirements as promulgated by the Securities and Exchange Commission, the parties agree to consult each other and agree on joint news releases in the event of any public disclosure.

The parties mutually understand that, subject to the conditions contained herein, this letter constitutes a binding agreement.

Please indicate your concurrence with the foregoing by affixing your signature below, and thereafter transmitting such executed copy in the manner heretofore described.

DATED this 8th day of November, 2005

Per:  /S/ Chris Crupi

Christopher Crupi, CA

President & CFO

Paramount Gold Mining Corp.

DATED this 8th day of November, 2005

Per:  /S/ K.C. Kane

K.C. Kane

Drilling Consultants Inc.

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